Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(BASIS OF PRESENTATION DESCRIBED IN NOTE 1)

On August 10, 2022, Earthstone Energy, Inc. (“Earthstone”), Earthstone Energy Holdings, LLC, a subsidiary of Earthstone (“EEH” and collectively with Earthstone, the “Company”), as buyer, and Titus Oil & Gas Production, LLC, a Delaware limited liability company (“TOGI”), Titus Oil & Gas Corporation, a Delaware corporation, Lenox Minerals, LLC, a Delaware limited liability company, and Lenox Mineral Title Holdings, Inc., a Delaware corporation (collectively, “Titus I”), as seller, consummated the transactions contemplated in that certain Purchase and Sale Agreement dated June 27, 2022, by and among the Company and Titus I (the “Titus I Agreement”) that was previously reported on Form 8-K filed on June 29, 2022 with the Securities and Exchange Commission (“SEC”). Also on August 10, 2022, Earthstone, EEH, as buyer, and Titus Oil & Gas Production II, LLC, a Delaware limited liability company (“TOGII”), Lenox Minerals II, LLC, a Delaware limited liability company, and Lenox Mineral Holdings II, LLC, a Delaware limited liability company (collectively, “Titus II” and together with Titus I, “Titus”), as seller, consummated the transactions contemplated in that certain Purchase and Sale Agreement dated June 27, 2022, by and among the Company and Titus II (the “Titus II Agreement,” and together with the Titus I Agreement, the “Titus Agreements”) that was previously reported on Form 8-K filed on June 29, 2022 with the SEC. In connection with the Titus Agreements, EEH deposited $40 million in cash into a third-party escrow account as a deposit pursuant to the Titus Agreements, which was credited against the purchase price upon closing of the Titus Acquisition. At the closing of the Titus Agreements, among other things, EEH acquired (the “Titus Acquisition”) interests in oil and gas leases and related property of Titus I and Titus II located in the Delaware Basin, New Mexico (the “Titus Assets”), for an aggregate purchase price of approximately $575.9 million in cash (the “Cash Consideration”), net of preliminary and customary purchase price adjustments and subject to final post-closing settlement between EEH and Titus, and an aggregate 3,857,015 shares of Class A common stock, par value $0.001 per share, of Earthstone (the “Class A Common Stock”), net of preliminary and customary purchase price adjustments. At the closing of the Titus Acquisition, $64.5 million of the Cash Consideration was deposited in an escrow account to support Titus’ indemnity obligations under the Purchase Agreements, 1,811,132 of the Shares (the “Titus I Closing Shares”) were issued to Titus Oil & Gas, LLC, an affiliate of TOGI (“Titus O&G”), and 2,045,883 of the Shares (the “Titus II Closing Shares”) were issued to Titus Oil & Gas Investments II, LLC, an affiliate of TOGII (“Titus O&G II”).

The Titus Acquisition was accounted for as a business combination in accordance with ASC 805 using the acquisition method of accounting, with Earthstone identified as the acquirer. The preliminary allocation of the total purchase price in the Titus Acquisition is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Titus Acquisition and include the assumption of liabilities, including acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

As previously disclosed in its Current Report on Form 8-K filed on April 18, 2022 with the SEC, on April 14, 2022, EEH completed the acquisition of the assets of Bighorn Asset Company, LLC (the “Bighorn Acquisition”). At the closing of the Bighorn Acquisition, among other things, EEH acquired interests in oil and gas leases and related property of Bighorn located in the Midland Basin, Texas, for a purchase price of approximately $641.8 million in cash, net of preliminary and customary purchase price adjustments, and 5,650,977 shares of Class A Common Stock.

Also, as previously disclosed in its Current Report on Form 8-K filed on April 18, 2022 with the SEC, on April 14, 2022, Earthstone, EnCap Energy Capital Fund XI, L.P. (“EnCap Fund XI”), an affiliate of EnCap Investments L.P., and Cypress Investments, LLC (“Cypress” and collectively with EnCap Fund XI, the “Investors”), a fund managed by Post Oak Energy Capital, L.P., consummated the sale and issuance of 280,000 shares of newly authorized Series A convertible preferred stock, par value $0.001 per share, of Earthstone (the “Preferred Stock”), pursuant to that certain Securities Purchase Agreement dated as of January 30, 2022, by and among Earthstone and the Investors (the “SPA”) that was previously reported on Form 8-K filed on February 2, 2022 with the SEC. At the closing of the SPA, Earthstone issued 280,000 shares of Preferred Stock in exchange for cash proceeds, net of offering costs, of $278.7 million. On July 6, 2022, the Series A Preferred Stock automatically converted into 25,225,225 shares of Class A Common Stock.

The Bighorn Acquisition was accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, is recorded on our books as of the date of the closing of the Bighorn Acquisition. Additionally, costs directly related to the Bighorn Acquisition are capitalized as a component of the purchase price. The operating results of Bighorn are consolidated in our financial statements beginning on the date of the closing of the Bighorn Acquisition. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Bighorn Acquisition and include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

As previously disclosed in its Current Report on Form 8-K filed on February 18, 2022 with the SEC, on February 15, 2022, EEH completed the acquisition of the assets of Chisholm Energy Holdings, LLC (the “Chisholm Acquisition”). At the closing of the Chisholm Acquisition, among other things, EEH acquired interests in oil and gas leases and related property of Chisholm located in Lea County and Eddy County, New Mexico, for a purchase price consisting of approximately $383.8 million in cash, net of preliminary and customary purchase price adjustments, and 19,417,476 shares of Class A Common Stock.

The Chisholm Acquisition was accounted for as a business combination in accordance with ASC 805 using the acquisition method of accounting, with Earthstone identified as the acquirer. The preliminary allocation of the total purchase price in the Chisholm Acquisition is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Chisholm Acquisition and include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

As previously disclosed in its Current Report on Form 8-K filed on July 23, 2021 with the SEC, on July 20, 2021, EEH completed the acquisition of the assets of Tracker Resource Development III, LLC and TRD III Royalty Holdings (TX), LP (the “Tracker Acquisition”) and the acquisition of the assets of SEG-TRD LLC (“SEG-I”) and SEG-TRD II LLC (the “Sequel Acquisition”) providing unaudited pro forma condensed combined financial statements giving effect to the Tracker Acquisition and the Sequel Acquisition, as required by Item 9.01(b) of Form 8-K, both of which were accounted for as asset acquisitions in accordance with ASC 805. The fair value of the consideration paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, were recorded on our books as of the date of the closing of the Tracker Acquisition and the Sequel Acquisition. Additionally, costs directly related to the Tracker Acquisition and the Sequel Acquisition were capitalized as a component of the purchase price.

As previously disclosed in its Current Report on Form 8-K filed on January 13, 2021 with the SEC, on January 7, 2021, the Company completed the acquisition of all of the issued and outstanding limited liability company interests in certain wholly owned subsidiaries of Independence Resources Holdings, LLC and Independence Manager (collectively, “Independence”) as contemplated in a purchase and sale agreement dated December 17, 2020 (the “Independence Acquisition”). On February 24, 2021, Earthstone filed a Current Report on Form 8-K/A for the purpose of providing unaudited pro forma condensed combined financial statements giving effect to the Independence Acquisition, as required by Item 9.01(b) of Form 8-K. The Independence Acquisition was accounted for as a business combination using the acquisition method of accounting, with Earthstone identified as the acquirer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives effect to the Titus Acquisition as if it had been completed on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 gives effect to the Chisholm Acquisition, Bighorn Acquisition and Titus Acquisition as if they had been completed on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the Independence Acquisition, Tracker Acquisition, Sequel Acquisition, Chisholm Acquisition, Bighorn Acquisition and Titus Acquisition (collectively, the “Acquisitions”) as if they had been completed on January 1, 2021. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet does not purport to represent what Earthstone’s financial position would have been had the Titus Acquisition actually been consummated on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 does not purport to represent what

Earthstone’s results of operations would have been had the Chisholm Acquisition, Bighorn Acquisition and Titus Acquisition been consummated on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 does not purport to represent what Earthstone’s results of operations would have been had the Acquisitions been consummated on January 1, 2021. The unaudited pro forma condensed combined financial information may not be indicative of Earthstone’s future financial position or results of operations and does not reflect future events that may occur after the Acquisitions, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unforeseen incremental costs.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 has been derived from and should be read in conjunction with:

•the historical consolidated balance sheet of Earthstone as of June 30, 2022 included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 has been derived from:

•the unaudited historical condensed consolidated statement of operations of Earthstone for the six months ended June 30, 2022 included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022;
•the unaudited statement of revenues and direct operating expenses of the Titus Properties for the six months ended June 30, 2022 included in this report;
•the unaudited historical condensed consolidated statement of operations of Bighorn Permian Resources, LLC for the three months ended March 31, 2022 (incorporated by reference from Exhibit 99.2 to Earthstone’s Current Report on Form 8-K/A filed with the SEC on June 22, 2022);

•the unaudited historical condensed consolidated statement of operations of Bighorn Permian Resources, LLC for the period April 1, 2022 through April 14, 2022, based on the allocated number of days from the entire period’s results; and
•the unaudited historical condensed consolidated statement of operations of Chisholm Energy Holdings, LLC for the period January 1, 2022 through February 15, 2022, based on the allocated number of days from the entire period’s results.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been derived from:

•the historical consolidated statement of operations of Earthstone for the year ended December 31, 2021 included in its Annual Report on Form 10-K for year ended December 31, 2021;
•the historical statement of revenues and direct operating expenses of the Titus Properties for the year ended December 31, 2021 included in this report;
•the historical consolidated statement of operations of Bighorn Permian Resources, LLC for the year ended December 31, 2021 (incorporated by reference from Exhibit 99.1 to Earthstone’s Current Report on Form 8-K/A filed with the SEC on June 22, 2022);
•the historical consolidated statement of operations of Chisholm Energy Holdings, LLC for the year ended December 31, 2021 (incorporated by reference from Exhibit 99.4 to Earthstone’s Current Report on Form 8-K/A filed with the SEC on June 22, 2022);
•the unaudited historical condensed consolidated statement of operations of Tracker for the six months ended June 30, 2021 (incorporated by reference from Exhibit 99.1 to Earthstone’s Current Report on Form 8-K filed with the SEC on January 14, 2022);
•the unaudited historical condensed consolidated statement of operations of Tracker for the period July 1, 2021 through July 20, 2021, based on the allocated number of days from the entire month’s results;

•the unaudited historical statement of revenues and direct expenses of Sequel for the six months ended June 30, 2021 (incorporated by reference from Exhibit 99.2 to Earthstone’s Current Report on Form 8-K filed with the SEC on January 14, 2022);
•the unaudited historical statement of revenues and direct expenses of Sequel for the period July 1, 2021 through July 20, 2021, based on the allocated number of days from the entire month’s results; and
•the unaudited historical condensed consolidated statement of operations of Independence for the period January 1, 2021 through January 7, 2021, based on the allocated number of days from that period’s results.

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2022
(In thousands, except share and per share amounts)

ASSETS	Earthstone Historical	Transaction Accounting Adjustments		Earthstone Pro Forma as Adjusted
Current assets:
Cash	$—	$—		$—

Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	230,449	—		230,449
Joint interest billings and other, net of allowance	22,004	—		22,004
Derivative asset	3,327	—		3,327
Prepaid expenses and other current assets	13,646	—		13,646
Total current assets	269,426	—		269,426

Oil and gas properties, successful efforts method:
Proved properties	3,167,140	623,546	(b)	3,790,686
Unproved properties	282,569	9,647	(b)	292,216
Land (surface rights)	5,482	—		5,482
Total oil and gas properties	3,455,191	633,193		4,088,384

Accumulated depreciation, depletion, amortization and impairment	(495,971)	—		(495,971)
Net oil and gas properties	2,959,220	633,193		3,592,413

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation	2,944	—		2,944
Derivative asset	3,523	—		3,523
Operating lease right-of-use assets	2,423	—		2,423
Other noncurrent assets	53,423	(40,000)	(d)	16,897
		3,474	(a)
TOTAL ASSETS	$3,290,959	$596,667		$3,887,626
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$80,386	$5,791	(e)	89,651
		3,474	(a)

Revenues and royalties payable	150,087	—		150,087
Accrued expenses	72,168	2,854	(f)	75,874
		852	(c)
Asset retirement obligation	390	—		390
Derivative liability	122,067	—		122,067
Advances	5,774	—		5,774
Operating lease liabilities	850	—		850
Other current liabilities	767	—		767
Total current liabilities	432,489	12,971		445,460

Noncurrent liabilities:
Revolving credit facility	395,000	285,851	(g)	680,851
Term loan under credit facility due 2027, net	—	250,000	(h)	244,209
		(5,791)	(e)
8.000% Senior notes due 2027, net	537,753	—		537,753
Deferred tax liability	36,277	—		36,277
Asset retirement obligation	35,555	914	(i)	36,469
Derivative liability	19,761	—		19,761
Operating lease liabilities	1,736	—		1,736
Other noncurrent liabilities	13,004	—		13,004
Total noncurrent liabilities	1,039,086	530,974		1,570,060

Equity:
Preferred stock	—	—		—
Series A Convertible Preferred stock	—	—		—
Class A common stock	79	4	(j)	83
Class B common stock	34	—		34
Additional paid-in capital	1,326,293	53,570	(j)	1,379,863
Accumulated deficit	(48,367)	(603)	(c)	(48,970)
Total Earthstone Energy, Inc. stockholders’ equity	1,278,039	52,971		1,331,010
Noncontrolling interest	541,345	(249)	(c)	541,096
Total equity	1,819,384	52,722		1,872,106

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,290,959	$596,667		$3,887,626

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(In thousands, except share and per share amounts)

	Earthstone Historical	Chisholm Holdings Historical (1/1/22 - 2/15/22)	Bighorn Historical 1/1/22 - 4/14/22)	Titus Historical	Transaction Accounting Adjustments		Earthstone Pro Forma Combined
REVENUES
Oil and natural gas revenues	$668,701	$36,005	$190,951	$401,097	$—		$1,296,754
Total revenues	668,701	36,005	190,951	401,097	—		1,296,754

OPERATING COSTS AND EXPENSES
Lease operating expense	72,145	5,503	29,956	11,369	—		118,973
Production and ad valorem taxes	47,510	2,948	12,521	30,660	—		93,639
Depreciation, depletion, amortization and accretion	101,894	7,140	16,769	—	79,821	(k)	205,624
General and administrative expense	26,383	—	7,441	—	—		33,824
Transaction costs	10,340	—	—	—	(10,265)	(l)	75
Exploration expense	92	—	—	—	—		92
Total operating costs and expenses	258,364	15,591	66,687	42,029	69,556		452,227

Income from operations	410,337	20,414	124,264	359,068	(69,556)		844,527

OTHER INCOME (EXPENSE)
Interest expense, net	(21,943)	—	(1,597)	—	(38,003)	(m)	(63,055)
					(1,512)	(n)
Loss on derivative contracts, net	(201,387)	—	(63,874)	—	—		(265,261)
Other income (expense), net	296	—	57	—	—		353
Total other income (expense)	(223,034)	—	(65,414)	—	(39,515)		(327,963)

(Loss) income before income taxes	187,303	20,414	58,850	359,068	(109,071)		516,564
Income tax benefit (expense)	(21,155)	—	(959)	—	(62,374)	(o)	(84,488)
Net (loss) income	$166,148	$20,414	$57,891	$359,068	$(171,445)		$432,076

Less: Net income attributable to noncontrolling interests	54,741	—	—	—	49,371	(p)	104,112

Net (loss) income attributable to Earthstone Energy, Inc. common stockholders	$111,407	$20,414	$57,891	$359,068	$(220,816)	$327,964

Net income per common share:
Basic	$1.57					$3.04
Diluted	$1.37					$2.97

Weighted average common shares outstanding:
Basic	70,909,353				37,125,538	108,034,891
Diluted	84,266,422				26,254,999	110,521,421

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(In thousands, except share and per share amounts)

	Earthstone Historical	Independence Historical (1/1/21 - 1/7/21)	Tracker Historical (1/1/21 - 7/19/21)	Sequel Historical (1/1/21 - 7/19/21)	Chisholm Holdings Historical	Bighorn Historical	Titus Historical	Transaction Accounting Adjustments		Earthstone Pro Forma Combined
REVENUES
Oil and natural gas revenues	$419,643	$1,696	$17,365	$21,680	$216,463	$508,438	$142,827	$—		$1,328,112
Unrealized loss - commodity derivatives	—	(1,861)	—	—	—	—	—	1,861	(q)	—
Total revenues	419,643	(165)	17,365	21,680	216,463	508,438	142,827	1,861		1,328,112

OPERATING COSTS AND EXPENSES
Lease operating expense	49,321	423	2,341	1,970	37,858	104,037	4,530	—		200,480
Production and ad valorem taxes	26,409	135	1,063	1,652	19,088	29,666	11,628	—		89,641
Depreciation, depletion, amortization and accretion	107,432	578	4,112	—	71,148	61,259	—	55,691	(k)	300,220
Impairment expense	—	—	—	—	114,907	—	—	(114,907)	(r)	—
General and administrative expense	41,922	185	1,969	—	10,107	37,121	—	29	(q)	91,333
Equity-based compensation	—	29	—	—	—	—	—	(29)	(q)	—
Transaction costs	4,875	—	—	—	—	—	—	11,471	(l)	16,346
Exploration expense	341	—	100	—	50	4	—	—		495
Total operating costs and expenses	230,300	1,350	9,585	3,622	253,158	232,087	16,158	(47,745)		698,515

Gain on sale of oil and gas properties	738	—	—	—	—	—	—	—		738

Income (loss) from operations	190,081	(1,515)	7,780	18,058	(36,695)	276,351	126,669	49,606		630,335

OTHER INCOME (EXPENSE)
Interest expense, net	(10,796)	(127)	(594)	—	(11,789)	(11,182)	—	(52,687)	(m)	(93,196)
								(6,021)	(n)
Loss on derivative contracts, net	(116,761)	—	(3,069)	—	(78,293)	(173,638)	—	(1,861)	(q)	(373,622)
Other income (expense), net	841	—	1,627	—	(539)	(5,081)	—	—		(3,152)
Reorganization items, net						703,747	—	(703,747)	(s)	—
Total other income (expense)	(126,716)	(127)	(2,036)	—	(90,621)	513,846	—	(764,316)		(469,970)

Income (loss) before income taxes	63,365	(1,642)	5,743	18,058	(127,316)	790,197	126,669	(714,710)		160,365

Income tax (expense) benefit	(1,859)	10	—	—	(3)	(1,300)	—	(11,000)	(o)	(14,152)
Net income (loss)	$61,506	$(1,632)	$5,743	$18,058	$(127,319)	$788,897	$126,669	$(725,710)		$146,213

Less: Net income (loss) attributable to noncontrolling interests	26,022	—	(44)	—	—	10,351	—	1,327	(p)	37,656
Net income (loss) attributable to Earthstone Energy, Inc. common stockholders	$35,484	$(1,632)	$5,787	$18,058	$(127,319)	$778,546	$126,669	$(727,037)		$108,557

Net income per common share:
Basic	$0.75									$1.09
Diluted	$0.71									$1.02

Weighted average common shares outstanding:
Basic	47,169,948							52,020,896		99,190,844
Diluted	49,952,093							57,757,043		107,709,136

EARTHSTONE ENERGY, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and based on the historical consolidated and combined financial information of Earthstone, Independence, Tracker, Sequel, Chisholm, Bighorn and Titus. The Titus Acquisition has been accounted for as a business combination in accordance with ASC 805, with Earthstone identified as the acquirer. The preliminary allocation of the total purchase price in the Titus Acquisition is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed.

Presented in the Pro Forma Financial Statements are the combined impact of the Independence Acquisition, Tracker Acquisition, Sequel Acquisition, Chisholm Acquisition, Bighorn Acquisition and Titus Acquisition (the “Acquisitions”). The Tracker Acquisition, Sequel Acquisition, and Bighorn Acquisition were accounted for as asset acquisitions in accordance with ASC 805 and the Independence Acquisition, Chisholm Acquisition and Titus Acquisition were accounted for as business combinations in accordance with ASC 805. Certain transaction accounting adjustments have been made in order to show the effects of the Acquisitions in the Pro Forma Financial Statements. The accounting adjustments related to the Titus Acquisition are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed.

The accounting adjustments are described in the accompanying notes and are based on available information and certain assumptions that Earthstone believes are reasonable; however, actual results may differ from those reflected in these statements. The Pro Forma Financial Statements do not purport to represent what Earthstone’s financial position or results of operations would have been if the Acquisitions had occurred on the dates described in the Pro Forma Financial Statements, and they may not be indicative of Earthstone’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes has been condensed or omitted. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements and related notes of Earthstone, Independence, Tracker, Sequel, Chisholm, Bighorn and Titus for the periods presented.

The pro forma condensed combined balance sheet as of June 30, 2022 gives effect to the Titus Acquisition as if it had been completed on June 30, 2022. The pro forma condensed combined statement of operations for the six months ended June 30, 2022 gives effect to the Chisholm Acquisition, Bighorn Acquisition and Titus Acquisition as if they had been completed on January 1, 2021. The pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the Acquisitions as if they had been completed on January 1, 2021.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 have been compiled in a manner consistent with the accounting policies adopted by Earthstone. Certain reclassifications and adjustments have been made to the historical financial information of Independence, Tracker, Sequel, Chisholm, Bighorn and Titus presented herein to conform to Earthstone’s historical presentation.

Note 3. Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase price in the Titus Acquisition is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the closing date of the transaction using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, fair value of assets acquired and liabilities assumed by Earthstone were initially recorded as follows (in thousands, except share amounts and stock price):

Consideration:
Shares of Earthstone Class A Common Stock issued	3,857,015
Earthstone Class A Common Stock price as of August 10, 2022	$13.89
Class A Common Stock consideration	53,574
Cash consideration (1)	575,851
Total consideration transferred	$629,425

Fair value of assets acquired:
Oil and gas properties	$633,193
Amount attributable to assets acquired	$633,193

Fair value of liabilities assumed:
Current liabilities	$2,854
Noncurrent liabilities - ARO	914
Amount attributable to liabilities assumed	$3,768

(1)Includes preliminary customary purchase price adjustments.

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of June 30, 2022 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021:

(a)Adjustment to reflect deferred financing costs related to Earthstone's revolving credit facility to be recorded in connection with the Titus Acquisition.
(b)Adjustment to reflect the Titus Assets acquired at their estimated fair value in accordance with the acquisition method of accounting for business combinations.
(c)Represents estimated nonrecurring transaction costs that are expected to be incurred by Earthstone, including advisory, legal, regulatory, accounting, valuation and other professional fees that are not capitalized as part of the Acquisitions. These transaction costs are based on preliminary estimates and the final amounts and the resulting effect on Earthstone’s financial position and results of operations may differ significantly.
(d)Adjustment to remove the $40.0 million deposit related to the Titus Acquisition which would have been applied to the purchase price had the transaction occurred on June 30, 2022.

(e)Adjustment to reflect deferred financing costs associated with a $250.0 million term loan drawn to finance a portion of the cash consideration related to the Titus Acquisition.
(f)Adjustment to reflect current liabilities assumed in accordance with the terms of the Titus Acquisition agreement.
(g)Adjustment to reflect new borrowings related to the cash consideration used in the Titus Acquisition.
(h)Adjustment to reflect the $250.0 million term loan drawn to finance a portion of the cash consideration related to the Titus Acquisition.
(i)Adjustment to reflect asset retirement obligation liabilities incurred at their estimated fair value in accordance with the acquisition method of accounting for business combinations.
(j)Adjustment to reflect the issuance of 3,857,015 shares of Class A Common Stock pursuant to the Titus Acquisition agreement.
(k)Adjustments to reflect the depreciation, depletion and amortization expense that would have been recorded had the Acquisitions occurred on January 1, 2021 and the properties were adjusted in accordance with ASC 805.
(l)Represents nonrecurring transaction costs related to the Acquisitions that were incurred, or are expected to be incurred, by Earthstone in 2022 that are assumed to be incurred on January 1, 2021, including advisory, legal, regulatory, accounting, valuation and other professional fees that are not capitalized as part of the Acquisitions.
(m)Adjustments to reflect the estimated interest expense that would have been recorded in the periods presented with respect to the incremental borrowings expected to finance the cash consideration for the Acquisitions.
(n)Adjustments to reflect the amortization of deferred financing costs related to the financing of the Acquisitions.
(o)Adjustments to reflect the estimated incremental Income tax expense that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2021. The income tax rates used in estimating the tax impact of the adjustments recorded to the pro forma condensed combined statements of operations presented herein included a statutory federal income tax rate of 21%, a statutory Texas Margin tax rate of 0.75%, and a statutory New Mexico income tax rate of 5.9%, which represent the statutory rates in effect in those jurisdictions during the periods presented. The effective federal and New Mexico tax rates are less than the statutory rates as they only apply to taxable income related to the controlling interest of Earthstone.
(p)Adjustments to reflect the estimated incremental Net income (loss) attributable to noncontrolling interests that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2021.
(q)Adjustment to reflect certain reclassifications of historical line items to conform financial statement presentations.
(r)Adjustment to reverse the historical asset impairments because, based on the purchase price contemplated by the Acquisitions, no impairments would have been recorded.
(s)Adjustment to reverse the historical reorganization items as no such items would have been recorded had the Acquisitions occurred on January 1, 2021.

Note 5. Supplemental Unaudited Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following table sets forth information with respect to the historical and combined estimated oil and natural gas reserves as of December 31, 2021 for Earthstone, Independence, Tracker, Sequel, Chisholm, Bighorn and Titus. The Earthstone reserve data presented below was derived from the independent engineering report of Cawley, Gillespie & Associates, Inc. (“CG&A”), Earthstone’s independent reserve engineer. The Independence reserve information was prepared by Earthstone management. The reserve information of Tracker and Sequel was prepared by Tracker management and Sequel management, respectively. The reserve information of Chisholm was prepared by Chisholm management. The reserve information of Bighorn was prepared by Bighorn management. The reserve information of Titus was prepared by Titus management. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2021 for Earthstone, Independence, Tracker, Sequel, Chisholm, Bighorn and Titus.

	As of December 31, 2021
	Earthstone (1)	Chisholm	Bighorn	Titus	Combined
Estimated Proved Developed Reserves:
Oil (MBbl)	35,825	12,693	29,176	17,034	94,728
Natural Gas (MMcf)	190,999	36,475	373,519	27,125	628,118
Natural Gas Liquids (MBbl)	25,918	4,623	46,406	4,189	81,136
Total (MBoe)(3)	93,576	23,395	137,835	25,743	280,550
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	25,251	24,048	26,919	23,231	99,449
Natural Gas (MMcf)	93,882	54,634	118,676	28,727	295,919
Natural Gas Liquids (MBbl)	13,114	7,482	14,744	4,563	39,903
Total (MBoe)(3)	54,012	40,636	61,442	32,582	188,672
Estimated Proved Reserves:
Oil (MBbl)	61,075	36,741	56,096	40,265	194,177
Natural Gas (MMcf)	284,881	91,109	492,195	55,852	924,037
Natural Gas Liquids (MBbl)	39,031	12,105	61,150	8,752	121,038
Total (MBoe)(3)	147,586	64,031	199,277	58,325	469,221
(1) As of December 31, 2021, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 24.2% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.
(2) Assumes a ratio of 6 Mcf of natural gas per Boe.

The following table sets forth summary information with respect to historical and combined oil and natural gas production for the year ended December 31, 2021 for Earthstone, Independence, Tracker, Sequel, Chisholm, Bighorn and Titus. The Earthstone oil and natural gas production data presented below was derived from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2021. The Independence, Tracker, Sequel, Chisholm, Bighorn and Titus oil and natural gas production data presented below was derived from the supplemental oil and gas reserve information (unaudited) included in notes to their audited financial statements for the year ended December 31, 2021.

	Year Ended December 31, 2021
	Earthstone (1)	Independence (2)	Tracker (3)	Sequel (3)	Chisholm	Bighorn	Titus	Combined
Oil (MBbl)	4,381	28	123	165	2,611	3,400	1,727	12,435
Natural Gas (MMcf)	14,505	52	1,686	2,014	6,255	36,100	2,645	63,257
Natural Gas Liquids (MBbl)	2,257	10	210	245	810	4,527	293	8,352
Total (MBoe)(4)	9,055	47	614	746	4,464	13,944	2,461	31,331
(1) As of December 31, 2021, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 24.2% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.
(2) Based on the pro rata allocation of 6 days of January 2021 production from internal reports.
(3) Includes the pro rata allocation of 19 days of July 2021 production from internal reports.
(4) Assumes a ratio of 6 Mcf of natural gas per Boe.

The following unaudited combined estimated discounted future net cash flows reflect Earthstone, Independence, Tracker, Sequel, Chisholm, Bighorn and Titus as of December 31, 2021. The unaudited combined standardized measure of discounted future net cash flows are as follows (in thousands):

	As of December 31, 2021
	Earthstone (1)	Chisholm	Bighorn	Titus	Combined
Future cash inflows	$6,042,508	$3,091,008	$7,092,259	$3,218,609	$19,444,384
Future production costs	(1,641,130)	(1,085,242)	(2,538,595)	(614,000)	(5,878,967)
Future development costs	(470,008)	(381,580)	(658,724)	(317,889)	(1,828,201)
Future income tax expense	(381,663)	—	(37,234)	—	(418,897)
Future net cash flows	3,549,707	1,624,186	3,857,706	2,286,720	11,318,319
10% annual discount for estimated timing of cash flows	(1,731,335)	(738,765)	(2,027,670)	(1,134,583)	(5,632,353)
Standardized measure of discounted future net cash flows	$1,818,372	$885,421	$1,830,036	$1,152,137	$5,685,966
(1) As of December 31, 2021, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 24.2% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.